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                                                                     Exhibit 5.1


                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 735-3000


                                                                December 3, 1999


Edison Mission Holdings Co.
18101 Von Karman Avenue
Irvine, California 92612

                           Re:      Edison Mission Holdings Co.
                                    Registration Statement on Form S-4
                                    ----------------------------------
Ladies and Gentlemen:

                  We are acting as special counsel to Edison Mission Holdings Co., a California corporation (the "Company"), in connection with the public offering of $300,000,000 aggregate principal amount of the Company's 8.137% Senior Secured Bonds due 2019 and of $530,000,000 aggregate principal amount of the Company's 8.734% Senior Secured Bonds due 2026 (collectively, the "Exchange Bonds"), which are to be guaranteed, on a senior secured basis pursuant to guarantees (the "Guarantees" and, together with the Exchange Bonds, the "Securities") by Edison Mission Finance Co., a California corporation ("Edison Finance"), Homer City Property Holdings, Inc., a California corporation ("Homer City Property"), Mission Energy Westside, Inc., a California corporation ("Mission Energy Westside"), Chestnut Ridge Energy Company, a California corporation ("Chestnut Ridge"), Edison Mission Energy, a California corpora tion (collectively with Edison Finance, Homer City Property, Mission Energy Westside and Chestnut Ridge, the "California Subsidiaries"), and EME Homer City Generation L.P., a Pennsylvania limited partnership ("EME Homer City" and, collectively with the California Subsidiaries, the "Guarantors"). The Securities are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 8.137% Senior Secured Bonds due 2019 and 8.734% Senior Secured Bonds due 2026 of the Company (collectively, the "Original Securities") under the Indenture dated as of May 27, 1999 (the "Indenture"), between the Company and United States Trust Company of New York, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of May 27, 1999 (the "Registration



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Edison Mission Holdings Co.
December 3, 1999
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Rights Agreement"), by and among the Company, Lehman Brothers Inc., Credit
Suisse First Boston Corporation, Salomon Smith Barney Inc. and SG Cowen Securities Corp.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 relating to the Securities to be filed with the Securities and Exchange Commis sion (the "Commission") on the date hereof under the Act (the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Articles of Incorporation of the Company and each of the California Subsidiaries as amended to date; (v) the By-Laws of the Company and each of the California Subsidiaries as amended to date; (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Original Securities and the Securities, the Indenture and related matters; (vii) certain resolutions adopted by the Boards of Directors of each of the California Subsidiaries relating to, among other things the issuance of the Guarantees by the California Subsidiaries; (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (ix) the form of the Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and each of the California Subsidiaries and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and each of the California Subsidiaries and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the California Subsidiaries, had or will have the power, corporate or other, to enter into and



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Edison Mission Holdings Co.
December 3, 1999
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perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

                  Our opinion set forth herein is limited to California corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law on the opinions herein stated.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Securi ties (in the form examined by us) have been duly executed and authenticated in accor dance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Securities will constitute valid and binding obligations of the Company and each of the California Subsidiaries, enforceable against the Company and each of the California Subsidiaries in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company and each of the California Subsidiaries of the Indenture and the Securities and the performance by the Company and each of the California Subsidiaries of their obligations thereunder do not and will not violate, conflict



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Edison Mission Holdings Co.
December 3, 1999
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with or constitute a default under any agreement or instrument to which the
Company or the California Subsidiaries or their respective properties is subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company or the California Subsidiaries as being material to them and which are listed as exhibits to the Registration Statement.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                     Very truly yours,

                                     /s/ SKADDEN, ARPS, SLATE, MEAGHER
                                             & FLOM LLP